                                  Exhibit 11
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                             Pitt-Des Moines, Inc.

                                                                    Years Ended December 31,
                                                             1995              1994            1993
                                                        ------------      ------------    -----------
Primary
  Average shares outstanding                               2,321,527         2,323,651      2,323,645
  Dilutive stock options based on
    treasury stock method using
    average market price                                       8,815             1,699          2,002
                                                        ------------      ------------    -----------
                                                           2,330,342         2,325,350      2,325,647
                                                        ============      ============    ===========
  Income from continuing operations                      $13,019,460       $11,979,821     $  566,979
  Income from discontinued operations, net of taxes             -               80,362        470,962
                                                        ------------      ------------    -----------
  Net income                                             $13,019,460       $12,060,183     $1,037,941
                                                        ============      ============    ===========

  Income per common share:
   Continuing operations                                       $5.58             $5.16          $0.25
   Discontinued operations                                       .00               .03            .20
                                                        ------------      ------------    -----------
  Net income per common share                                  $5.58             $5.19          $ .45
                                                        ============      ============    ===========
Fully Diluted
  Average shares outstanding                               2,321,527         2,323,651      2,323,645
  Dilutive stock options based on treasury stock
    method using greater of year-end or average
    market price                                              11,401             1,699          2,002
                                                        ------------      ------------    -----------
                                                           2,332,928         2,325,350      2,325,647
                                                        ============      ============    ===========
  Income from continuing operations                      $13,019,460       $11,979,821     $  566,979
  Income from discontinued operations, net of taxes            -                80,362        470,962
                                                        ------------      ------------    -----------
  Net income                                             $13,019,460       $12,060,183     $1,037,941
                                                        ============      ============    ===========

  Income per common share:
   Continuing operations                                       $5.58             $5.16          $0.25
   Discontinued operations                                       .00               .03            .20
                                                        ------------      ------------    -----------
  Net income per common share                                  $5.58             $5.19          $ .45
                                                        ============      ============    ===========
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